SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

Lynx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Exhibit 10.26
Exhibit 10.27
EXHIBIT 99.1

Item 5. Other Events

On March 5, 2002, Lynx Therapeutics, Inc. (the “Company”) sold its intellectual property rights under the N3’-P5’ phosphoramidate patent estate to Geron Corporation. The Company received approximately $2.5 million in a combination of cash and stock from Geron for the direct sale of the Lynx patent estate. The transaction documents effecting the sale of the patent estate and the issuance of the Geron common stock are filed as Exhibits 10.26 and 10.27 hereto. A press release announcing the sale is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

10.26*	Purchase Agreement, dated as of March 5, 2002, by and between Geron Corporation and Lynx Therapeutics, Inc.

10.27*	Common Stock Purchase Agreement, dated as of March 5, 2002, by and between Geron Corporation and Lynx Therapeutics, Inc.

99.1	Press Release, dated March 6, 2002, entitled “Lynx Sells Amidate Oligonucleotide Patent Estate to Geron.”

*	Portions of this agreement have been deleted pursuant to our request for confidential treatment.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC

Dated: March 15, 2002	By:	/s/ Edward C. Albini

Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

10.26*	Purchase Agreement, dated as of March 5, 2002, by and between Geron Corporation and Lynx Therapeutics, Inc.

10.27*	Common Stock Purchase Agreement, dated as of March 5, 2002, by and between Geron Corporation and Lynx Therapeutics, Inc.

99.1	Press Release, dated March 6, 2002, entitled “Lynx Sells Amidate Oligonucleotide Patent Estate to Geron.”

*	Portions of this agreement have been deleted pursuant to our request for confidential treatment.